Exhibit 1.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 2 to the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  October 18, 2011

CDRS ACQUISITION LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Executive Vice President and Treasurer

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd.,
its general partner

	By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VII, LTD.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VII, L.P.

By:	CD&R Investment Associates VII, Ltd.,
its general partner

	By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and Assistant Secretary

CD&R INVESTMENT ASSOCIATES VII, LTD.

	By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and Assistant Secretary

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

	By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and Assistant Secretary

CD&R PARALLEL FUND ASSOCIATES VII, LTD.

	By:	/s/ Theresa A. Gore
		Name:	Theresa A. Gore
		Title:	Vice President, Treasurer and Assistant Secretary